Exhibit 99.2

Cycurion, Inc. (NASDAQ: CYCU) to Host High-Impact Online Investor Event with CEO Kevin Kelly – Spotlighting Breakout Growth in AI-Native Cybersecurity

April 16, 2026

MCLEAN, Va., April 16, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a pioneering AI-driven cybersecurity and government technology solutions provider, today announced its excitement for a high-impact online investor event featuring Chairman and CEO Kevin Kelly. The event, hosted in partnership with FORCE Family Office, underscores the Company’s accelerating momentum as it executes on its “2026: A Breakout Year” strategy.

In an environment of escalating sophisticated cyberattacks — ransomware disrupting hospitals, nation-state threats targeting critical infrastructure, and AI-amplified dangers outpacing legacy systems — Cycurion delivers a transformative, fully cloud-native, hardware-free architecture. Its Cyber Shield managed security platform and ARx SaaS cybersecurity suite provide real-time threat detection, mitigation, and neutralization through a centralized 24/7 Security Operations Center, reducing response times from hours or days to minutes. Operating as a true “cybersecurity utility,” Cycurion enables organizations to access enterprise-grade protection without the burden and cost of building large internal teams.

“We are genuinely thrilled to connect directly with our dedicated shareholders — whom we view as an extended family united by a shared vision for long-term value creation — and showcase why Cycurion is uniquely positioned for breakout success,” said Kevin Kelly, Chairman and CEO of Cycurion. “With the global cybersecurity market projected to exceed $250 billion by 2029, a robust $112 million contracted backlog, recent multi-year contract wins including a new agreement with a Fortune 500 company supporting a major U.S. government agency, and the Company already demonstrating profitability at an early revenue scale, this event will highlight our integrated high-margin SaaS model alongside resilient government IT services. We believe we are on track for accelerated growth and potential valuation re-rating as execution continues.”

The FORCE Family Office partnership reflects Cycurion’s commitment to engaging a sophisticated network of aligned investors and family offices who share the Company’s focus on innovation, resilience, and shareholder value. This community stands together as Cycurion advances its mission while vigorously protecting shareholder interests through ongoing investigations into potential market manipulation.

Recent highlights reinforcing this momentum include new public health sector awards expected to contribute approximately $1.35 million in 2026 revenue, continued cost efficiencies, and proactive steps to safeguard the integrity of the Company’s stock.

Event Details:

•Date: April 21, 2026
•Time: 12:00 PM ET / 9:00 AM PT
•Format: Live online event (registration details provided upon RSVP approval)

Investors, analysts, and stakeholders are encouraged to join this timely session for an in-depth look at Cycurion’s technology differentiation, substantial market opportunity, operational progress, strong backlog execution, and bold strategic outlook in what promises to be a pivotal year.

For more information or to register, visit the event page through FORCE Family Office or contact Cycurion at investors@cycurion.com. Additional details on the Company’s solutions are available at cycurion.com.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the acceleration of the Company’s inorganic growth strategy through potential acquisitions and strategic transactions; the continued execution of the Company’s contracted backlog; the timing, amount and likelihood of realizing revenues associated with our contracted backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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